Order No.                                                    Exhibit 6.3
Escrow No.
Loan No.
                       98-001857                   |   Rec Fee     19.00
WHEN  RECORDED  MAIL  TO:                          |   IHF          4.00
                                    Recorded       |   Check       23.00
NEWPORT FEDERAL                 Official Records   |
4425 Jamboree Road, Suite 250      County of       |
Newport Beach, CA  92660             Butte         |
Attn:  Chad Horning            Candace J. Grubbs   |
                                    Recorder       |
                                9:02am 16-Jan-98   |
__________________________

                     DEED OF TRUST WITH ASSIGNMENT OF RENTS
                                  (SHORT FORM)


THIS DEED OF TRUST, made December 16, 1997, between NEWPORT FEDERAL, a California corporation herein called TRUSTOR, whose address is 4425 Jamboree Road, Suite 250, Newport Beach, California,

FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation, herein called TRUSTEE, and AMERICAN WEST NURSING CENTERS, INC., a Delaware corporation, herein called BENEFICIARY,

WITNESSETH: That Trustor grants to Trustee in trust, with power of sale, that property in the County of Butte, State of California, described as:

See  attached  Exhibit  "A".




together with the rents, issues and profits thereof, subject, however, to the right, power and authority hereinafter given to and conferred upon Beneficiary to collect and apply such rents, issues and profits for the purpose of securing
(1) payment of the sum of $XXXXXXXXXXXXXXXX $600,000.00 with interest thereon according to the terms of a promissory note or notes of even date herewith made by Trustor, payable to order of Beneficiary, and extensions or renewals thereof, (2) the performance of each agreement of Trustor incorporated by reference or contained herein and (3) payment of additional sums and interest thereon which may hereafter be loaned to Trustor, or his successors or assigns, when evidenced by a promissory note or notes reciting that they are secured by this Deed of Trust.

To protect the security of this Deed of Trust, and with respect to the property above described, Trustor expressly makes each and all of the agreements, and adopts and agrees to perform and be bound by each and all of the terms and provisions set forth in subdivision A, and it is mutually agreed that each and all of the terms and provisions set forth in subdivision B of the fictitious deed of trust recorded in Orange County August 17, 1964, and in all other counties August 18, 1964, in the book and at the page of Official Records in the office of the county recorder of the county where said property is located, noted below opposite the name of such county, namely:

COUNTY        BOOK   PAGE     COUNTY      BOOK   PAGE      COUNTY       BOOK   PAGE    COUNTY    BOOK  PAGE
Alameda       1288     556  Kings           858   713  Placer            1028   379  Sierra        38   187
Alpine           3  130-31  Lake            437   110  Plumas             166  1307  Siskiyou     506   762
Amador         133     438  Lassen          192   367  Riverside         3778   347  Solano      1287   621
Butte         1330     513  Los Angeles  T-3878   874  Sacramento        5039   124  Sonoma      2067   427
Calaveras      185     338  Madera          911   136  San Benito         300   405  Stanislaus  1970    56
Colusa         323     391  Marin          1849   122  San Bernardino    6213   768  Sutter       655   585
Contra Costa  4684       1  Mariposa         90   453  San Francisco    A-804   596  Tehama       457   183
Del Norte      101     549  Mendocino       667    99  San Joaquin       2855   283  Trinity      108   595
El Dorado      704     635  Merced         1660   753  San Luis Obispo   1311   137  Tulare      2530   108
Fresno        5052     623  Modoc           191    93  San Mateo         4778   175  Tuolumne     177   160
Glenn          469      76  Mono             69   302  Santa Barbara     2065   881  Ventura     2607   237
Humboldt       801      83  Monterey        357   239  Santa Clara       6626   664  Yolo         769    16
Imperial      1189     701  Napa            704   742  Santa Cruz        1638   607  Yuba         398   693
Inyo           165     672  Nevada          363    94  Shasta             800   633
Kern          3756     690  Orange         7182    18  San Diego         SERIES 5 Book 1964, Page 149774

shall inure to and bind the parties hereto, with respect to the property above described. Said agreements, terms and provisions contained in said subdivisions A and B, (identical in all counties, and printed on pages 3 and 4 hereof) are by the within reference thereto, incorporated herein and made a part of this Deed of Trust for all purposes as fully as if set forth at length herein, and Beneficiary may charge for a statement regarding the obligation secured hereby, provided the charge therefor does not exceed the maximum allowed by law.

The undersigned Trustor, requests that a copy of any notice of default and any notice of sale hereunder be mailed to him at his address hereinbefore set forth.



                                               Signature  of  Trustor

                       }               NEWPORT FEDERAL, a California corporation
STATE  OF  CALIFORNIA  }ss             -----------------------------------------
COUNTY  OF  ORANGE     }

On  12-16-97  before  me,  DIANE       By:  /s/  Chad Horning
LAMBERT,  personally  appeared CHAD    -----------------------------------------
HORNING                                Chad Horning, Vice President
__________________________________,
personally  known  to me (or proved
to  me on the basis of satisfactory
evidence) to be the person(s) whose                [NOTARY STAMP]
name(s)  is/are  subscribed  to the     (This area for official notarial seal)
within  instrument and acknowledged
to me that he/she/they executed the
same  in  his/her/their  authorized
capacity(ies),  and  that  by
his/her/their  signature(s)  on the
instrument  the  person(s)  or  the
entity  upon  behalf  of  which the
person(s)  acted,  executed  the
instrument.  Chad  Horning,  Vice
President

WITNESS my hand and official seal.

Signature    /s/ Diane Lambert
         ------------------------------


                            (CONTINUED ON NEXT PAGE)

                                                                        88-38436

                                   EXHIBIT "A"
                                                          ORDER NO. BU-102440 LP
DESCRIPTION

ALL THAT CERTAIN REAL PROPERTY SITUATE IN THE STATE OF CALIFORNIA, COUNTY OF BUTTE, DESCRIBED AS FOLLOWS:

PARCEL  I:
----------

A  PORTION  OF  FARM  ALLOTMENT  NO.  91, AS SHOWN ON THAT CERTAIN MAP ENTITLED,
"SUBDIVISIONAL PLAN OF THE DURHAM STATE LAND SETTLEMENT, BUTTE COUNTY, CALIFORNIA", WHICH MAP WAS RECORDED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF BUTTE, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

ALL THAT PORTION THEREOF LYING NORTHEASTERLY OF U.S. HIGHWAY 99E, EXCEPTING THEREFROM A STRIP OF LAND, 80.0 FEET WIDE, BEING 40.0 FEET ON EACH SIDE OF THE FOLLOWING DESCRIBED CENTERLINE:

BEGINNING AT A POINT IN SAID COUNTY OF BUTTE, STATE OF CALIFORNIA, ON THE SOUTH LINE OF ALLOTMENT 91 OF THE DURHAM STATE LAND SETTLEMENT, ACCORDING TO THE
OFFICIAL MAP THEREOF RECORDED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF BUTTE, STATE OF CALIFORNIA, SAID POINT BEING SOUTH 88 DEG. 48'' WEST, 1332.5 FEET FROM A CONCRETE MONUMENT MARKING THE SOUTHEASTERLY CORNER OF SAID ALLOTMENT; AND RUNNING THENCE NORTH 27 DEG. 40' EAST, 1113.2 FEET TO A POINT ON THE EASTERLY LINE OF SAID ALLOTMENT 1258.0 FEET NORTHWESTERLY FROM THE SOUTHEASTERLY CORNER THEREOF.

EXCEPTING  THEREFROM  THAT  PORTION LYING WITHIN THE LIMITS OF U.S. HIGHWAY 99E.

ALSO EXCEPTING THEREFROM ALL THAT PORTION THEREOF LYING NORTHWESTERLY OF NEAL ROAD.

PARCEL  II:
-----------

AN APPURTENANT RIGHT OF ACCESS TO THE HEREIN DESCRIBED PARCEL I, OVER AND ACROSS COURSES (5), (14), (21) AND (29) AS CONTAINED IN THAT CERTAIN GRANT DEED FROM L.
E. WHEELOCK, ET UX, TO THE STATE OF CALIFORNIA RECORDED AUGUST 11, 1952, IN BOOK 641, PAGE 223, OFFICIAL RECORDS.



                                                                 END OF DOCUMENT

                      CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT


State  of   California
         ---------------------------------------

County  of     Orange
          ---------------------------------------------

On     12-16-97      before  me,     Diane  Lambert,  Notary  Public          ,
   -----------------             ---------------------------------------------
personally  appeared               Chad  Horning                              ,
                    ----------------------------------------------------------

                              Name(s)  of  Signer(s)

[_]  personally known to me - OR [_]  proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     [NOTARY  STAMP]               WITNESS my hand and official seal.


                                   /s/  Diane  Lambert
                                   ----------------------------------
                                   Signature of Notary Public

----------------------------------- OPTIONAL -----------------------------------
  Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

DESCRIPTION  OF  ATTACHED  DOCUMENT

Title  or  Type  of  Document:                    Deed  of  Trust
                              --------------------------------------------------

Document  Date:          12-16-97                      Number  of  Pages:
               ---------------------------------------                   -------

Signer(s)  Other  Than  Named  Above:
                                     -------------------------------------------

Capacity(ies) Claimed by Signer(s)


Signer's  Name:  Newport Federal
                -----------------------
[ ]  Individual
[X]  Corporate  Officer
     Title(s):
[ ]  Partner--[ ]  Limited  [ ]  General         Right Thumbprint
              --------------------------             of Signer
[ ]  Attorney-in-Fact
[ ]  Trustee                                    Top of Thumb here
[ ]  Guardian  or  Conservator
[ ]  Other:
             __________


Signer is Representing

________________________



Signer's  Name:____________________
[ ]  Individual
[ ]  Corporate  Officer
     Title(s):
[ ]  Partner--[ ]  Limited  [ ]  General         Right Thumbprint
[ ]  Attorney-in-Fact                                of Signer
[ ]  Trustee
[ ]  Guardian  or  Conservator                  Top of Thumb here
[ ]  Other:
                   __________

Signer is Representing

________________________